For period ended 8/31/2020

Registrant Name: American Beacon Sound Point Enhanced Income Fund

File Number: 811-23326

EXHIBIT 99.906CERT

Gene L. Needles, Jr. and Melinda G. Heika, respectively, the President and Treasurer of the American Beacon Sound Point Enhanced Income Fund (the “Registrant”), each certify to the best of his or her knowledge and belief that:

1. the Registrant’s report on Form N-CSR for the period ended August 31, 2020 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Gene L. Needles, Jr.	/s/ Melinda G. Heika
Gene L. Needles, Jr.	Melinda G. Heika
President	Treasurer
American Beacon Soundpoint Enhanced	American Beacon Soundpoint Enhanced
Income Fund	Income Fund

Date: November 5, 2020

A signed original of this written statement required by Section 906 has been provided to American Beacon Sound Point Enhanced Income Fund and will be retained by American Beacon Sound Point Enhanced Income Fund and furnished to the Securities and Exchange Commission or its staff.